Exhibit 10.21

Execution Copy

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of March 30, 2005 between the parties listed on Schedule A hereto (the “Purchasers”) and American Tire Distributors Holdings, Inc., a Delaware corporation (the “Company”).

R E C I T A L S

A. The Company is a party to an Agreement and Plan of Merger dated as of February 4, 2005, as amended and restated (the “Merger Agreement”), by and among the Company, ATD MergerSub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“MergerSub”), and American Tire Distributors, Inc., a Delaware corporation (“ATD”), pursuant to which MergerSub will, subject to the terms and conditions of the Merger Agreement, be merged with and into ATD (the “Merger”) and ATD will become a wholly-owned subsidiary of the Company.

B. In order to provide the Company with a portion of the equity needed to finance the Merger, the Company desires to sell and issue to the Purchasers, and the Purchasers desire to purchase from the Company, on the terms and subject to the conditions contained herein, shares of Series B Common Stock, par value $0.01 per share of the Company (the “Series B Stock”).

A G R E E M E N T

In consideration of the mutual covenants, agreements, representations and warranties and subject to the conditions contained herein, the Purchasers and the Company hereby agree as follows:

SECTION 1. Purchase of Common Shares. Subject to the terms and conditions hereof, the Company shall sell and issue to each of the Purchasers, and each of the Purchasers jointly and severally agrees to buy from the Company, the number shares of Series B Stock listed on Schedule A hereto (the “Shares”). The purchase price for the Shares shall be $211.50 per share. Subject to satisfaction of the conditions set forth in Section 2 hereof, the aggregate purchase price for the Shares shall be paid by wire transfer of immediately available funds to an account designated by the Company against delivery to each of the Purchasers of certificates evidencing the Shares, registered in the name of each of the Purchasers. The closing shall occur on the date (the “Closing Date”) on which the Effective Time of the Merger occurs.

SECTION 2. Conditions to Closing.

(a) The obligations of the Purchasers and the Company to consummate the transactions contemplated hereby are subject to

(i) The satisfaction (or waiver) of each of the conditions in the Merger Agreement to the Company and MergerSub’s obligations to effect the Merger;

(ii) The concurrent issuance and sale by the Company of shares of Series A Common Stock of the Company and Series D Common Stock of the Company for aggregate cash proceeds of at least $120 million to one or more affiliates of Investcorp S.A. (“Investcorp”) and other international investors with whom Investcorp has an administrative relationship (collectively, the “Investcorp Investors”) for cash at the same price per share as paid by the Purchasers for the Shares hereunder;

(iii) The concurrent execution and delivery of a Stockholders Agreement substantially in the form attached hereto as Exhibit A; and

(iv) The concurrent execution and delivery of a Registration Rights Agreement substantially in the form attached hereto as Exhibit B.

(b) The obligations of the Purchasers to consummate the transactions contemplated hereby are also subject to all representations and warranties of the Company contained herein being true and correct in all material respects as of the date hereof and at and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

(c) The obligations of the Company to consummate the transactions contemplated hereby are also subject to all representations and warranties of the Purchasers contained herein being true and correct in all material respects as of the date hereof and at and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

SECTION 3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers as follows:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware that was formed on February 3, 2005 and has full corporate power and authority to enter into and consummate the transactions contemplated by this Agreement and the Merger Agreement. Except for activities incident to entering into the Merger Agreement and consummating the transactions contemplated thereby, the Company has not engaged in any business activities of any kind since its inception. The Company does not have any liabilities of any kind except for those incurred in connection with the consummation of the transactions contemplated by the Merger Agreement and the financing of such transactions.

(b) The authorized capital stock of the Company will, immediately prior to the Effective Time of the Merger, be as set forth in an Amended and Restated Certificate of Incorporation of the Company substantially as set forth on Exhibit C hereto (the “Certificate of Incorporation”). Immediately following the Effective Time of the Merger: (i) the issued and outstanding shares of capital stock of the Company shall be as set forth in Exhibit D attached hereto and (ii) there will be no outstanding options, warrants, subscriptions or other rights, convertible securities, agreements or commitments obligating the Company to issue any additional shares of its capital stock except as set forth in Exhibit D attached hereto.

(c) This Agreement constitutes a legal, valid and binding obligation of the Company and has been authorized and approved by all necessary corporate action on the part of the Company. The Shares, when issued against payment therefor, will be duly and validly issued, fully paid and non-assessable. The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any breach of any provision of the Certificate of Incorporation or bylaws of the Company or any material agreement, contract or instrument to which the Company is a party or by which it is bound or to which any of its assets are subject.

(d) The fees and expenses payable by the Company and its subsidiaries on the Closing Date in connection with this Agreement and the transactions contemplated by the Merger Agreement will be substantially similar to those set forth in Exhibit E attached hereto.

SECTION 4. Representations and Warranties of the Purchasers. Each of the Purchasers hereby jointly and severally represents and warrants to the Company as follows:

(a) Berkshire Fund VI Investment Corp. is a corporation and Berkshire Investors LLC is a limited liability company, each duly organized, validly existing and in good standing under the laws of the State of Massachusetts, and each has full power and authority to enter into and consummate the transactions contemplated by this Agreement. This Agreement is enforceable against each Purchaser in accordance with its terms and conditions, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and to general equitable principles.

(b) Each Purchaser is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended (the “Act”), and is financially able to hold the Shares for long term investment and to suffer a complete loss of its investment in the Shares. The Shares are being purchased by each Purchaser for its own account for investment purposes, and not with a view to any distribution thereof within the meaning of the Act. Each Purchaser has had the opportunity to ask questions of ATD, the Company and its subsidiaries and their officers and employees and to receive to its satisfaction such information about the business and financial condition of ATD, the Company and its subsidiaries as it considers necessary or appropriate for deciding whether to purchase the Shares, and each Purchaser is fully capable of understanding and evaluating the risks associated with the ownership of the Shares.

(c) Each Purchaser has conducted its own diligence investigation with respect to the merits and risks associated with its investment in the Company, as well as the Merger and related financings. Notwithstanding that representatives of the Investcorp

Investors may have provided information to the Purchasers (including without limitation information concerning ATD, the Merger and related matters), neither Purchaser is relying on nor has relied on any representation by Investcorp, the Investcorp Investors or any affiliate or representative of Investcorp with respect to any aspect of the Merger, the financings or the business or prospects of ATD, the Company or its subsidiaries, other than the representations and warranties of the Company hereunder.

(d) Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which either Purchaser is subject, (ii) violate or conflict with any provision of the certificate of incorporation, bylaws or other constituent documents of either Purchaser or (iii) result in a breach of or constitute a default under, any material agreement, contract, lease, license, instrument, or other arrangement to which either Purchaser is a party or by which it is bound or to which any of its assets are subject.

(e) Each Purchaser has the financial ability to pay the purchase price for the Shares.

SECTION 5. Acknowledgments and Agreements of the Purchasers. Each of the Purchasers acknowledges and agrees that:

(a) The Shares will not be registered under the Act or under the securities laws of any state and must be held by each Purchaser indefinitely unless the resale of the Shares is subsequently registered under the Act and any applicable state securities law or an exemption from such registration becomes or is available. In addition to any legend required by law or any other agreement by which each Purchaser is bound, the Company shall place the legends required under the Company’s Certificate of Incorporation on any certificate representing the Shares.

(b) The Shares are subject to the terms and conditions of the Certificate of Incorporation. Under certain conditions as specified in the Certificate of Incorporation, the Shares are subject to a mandatory redemption by the Company.

(c) In the event that either Greenbriar Equity Fund, L.P. (“Greenbriar Equity”) or Greenbriar Co-Investment Partners, L.P. (“Greenbriar Co-Investment”) does not purchase all of the shares of Series B Stock on the Closing Date that it agreed to acquire (collectively, the “Greenbriar Shares”) pursuant to the Stock Purchase Agreement, dated as of the date hereof, among Greenbriar Equity, Greenbriar Co-Investment and the Company, the Purchasers shall purchase the Greenbriar Shares on the Closing Date subject to the terms and conditions of this Agreement.

SECTION 6. Notices. Any notices in connection with this Agreement shall be in writing and may be given by (i) personal delivery, (ii) fax, (iii) certified mail, return receipt requested, postage prepaid, or (iv) a nationally recognized overnight courier as follows (or to such other address as may be specified by a party in writing to the other pursuant hereto): (x) if to the Purchasers, to Berkshire Partners LLC, One Boston Place, 33rd Floor, Boston, Massachusetts 02108, Attention: Randy Peeler (fax: 617-227-6105), with a copy to Weil Gotshal & Manges, LLP, 100 Federal Street, 35th Floor, Boston, Massachusetts 02110, Attention: James Westra and David P. Kreisler (fax: 617-772-8333); and (y) if to the Company, care of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166, Attention E. Michael Greaney (fax: 212-351-4035).

Notices shall be deemed to have been given (A) when actually delivered (including by fax with confirmation of transmission), (B) the next business day if sent by overnight courier (with proof of delivery), and (C) on the fifth day after mailing by certified mail.

SECTION 7. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original as against the party who has signed it, but both of which together shall constitute one and the same Agreement.

SECTION 8. Assignment. This Agreement and all the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests, duties or obligations hereunder may be assigned by either party hereto without the prior written consent of the other party, which consent may be withheld in the sole discretion of the party whose consent is being sought.

SECTION 9. Miscellaneous. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the internal laws of the State of New York without regard to principles of choice of laws or conflicts of laws thereof. This Agreement may be modified and provisions of this Agreement may be waived, in each case only by an instrument in writing signed by the party against which an enforcement of the same is sought. The descriptive headings of this Agreement are for convenience only and do not constitute a part of this Agreement.

SECTION 10. Termination. This Agreement shall automatically terminate if the Merger has not occurred on or before April 29, 2005 or if the Merger Agreement is terminated prior to consummation of the Merger; provided, however, that Section 8 shall survive the termination of this Agreement.

SECTION 11. Expenses. The Company shall pay, or cause to be paid, all of the fees and expenses, up to $672,308.22, incurred by the Purchasers in connection with the preparation, execution and delivery of the definitive documentation regarding the purchase of the Shares and the Purchasers’ diligence and attempted acquisition of American Tire Distributors, Inc., such fees and expenses to be paid according to the wire instructions provided by the Purchasers.

SECTION 12. Amendment of the Merger Agreement. The Company shall not, without the prior written consent of the Purchasers, (i) agree to any material amendment or modification of the Merger Agreement or (ii) waive any material closing condition contained in the Merger Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the day and year first above written.

PURCHASERS

BERKSHIRE INVESTORS LLC

By:	/s/ Randy Peeler
	Name:	Randy Peeler
	Title:	Managing Member

BERKSHIRE FUND VI INVESTMENT CORP.

By:	/s/ Randy Peeler
	Name:	Randy Peeler
	Title:	Vice President

COMPANY

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC.

By:	/s/ Steve Pucinelli
	Name:	Steve Pucinelli
	Title:	President